UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 10, 2024

PAVMED INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37685	47-1214177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 Madison Avenue, 25th Floor, New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (917) 813-1828

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	PAVM	The Nasdaq Stock Market LLC
Series Z Warrants to Purchase Common Stock	PAVMZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On September 10, 2024, PAVmed Inc. (the “Company”) determined that Lucid Diagnostics Inc. (“Lucid”) and its subsidiaries will be deconsolidated from the Company’s financial statements as of September 10, 2024, as a result of the changes in the composition of the Company’s board of directors described under Item 5.02 below, in combination with the Company ceasing to have control over a majority of the voting power of Lucid. As a result of these events, the Company is considered to cease to have control over Lucid for the purposes of U.S. generally accepted accounting principles (“U.S. GAAP”), even though it continues to own, and has not disposed any of its, 31,302,444 shares of common stock of Lucid.

The Company completed the deconsolidation as an initial step in its efforts to achieve compliance with the continued listing standard set forth in Listing Rule 5550(b)(1) of The Nasdaq Stock Market (“Nasdaq”), which requires, among other things, that a company listed on the Nasdaq Capital Market maintain a minimum stockholders’ equity of $2.5 million. As shown on the unaudited pro forma condensed consolidated financial statements attached as Exhibit 99.2 to this report, after giving effect to these transactions, the Company’s stockholders’ equity as of June 30, 2024 would have increased by $9.7 million from a deficit of $18.6 million to a deficit of approximately $9.0 million. The Company continues to explore all available alternatives for further increasing the Company’s stockholders’ equity, including, but not limited to, by restructuring the existing senior secured convertible debt.

The Company determined that the deconsolidation of Lucid does not meet the criteria requiring presentation as discontinued operations in accordance with U.S. GAAP because it does not represent a strategic shift that will have a major effect on the Company’s operations or financial results. The deconsolidation of Lucid is considered, for accounting purposes only, a disposition of a significant business under Item 2.01 of Form 8-K. As a result, the Company prepared the unaudited pro forma condensed consolidated financial statements attached as Exhibit 99.2 to this report, which were prepared in accordance with Article 11 of Regulation S-X and are based on the historical financial statements of the Company. The historical consolidated financial statements have been adjusted in the accompanying unaudited pro forma condensed consolidated financial statements to give effect to the deconsolidation of Lucid. Certain information and disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted from this report, as is permitted by Securities and Exchange Commission rules and regulations.

Through September 9, 2024, Lucid’s results will continue to be consolidated into the Company’s financial statements and the Company will continue to recognize Lucid’s losses in its earnings. Effective as of September 10, 2024, the Company will no longer consolidate Lucid’s results in its financial statements. Following the deconsolidation of Lucid, the Company will account for its interest in Lucid in accordance with the measurement alternative under ASC 321, “Investments - Equity Securities,” and initially record its interest in Lucid as an asset on its balance sheet at the estimated fair value on September 10, 2024.

In connection with the deconsolidation, the Company expects to recognize an estimated non-cash gain of approximately $70 million in the third quarter of 2024, representing the excess of the estimated preliminary fair value of its interest in, and receivables from, Lucid over the carrying value of Lucid as of September 10, 2024. The proforma information provided in Exhibit 99.2 reflects the gain as if the deconsolidation occurred on January 1, 2023.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on March 7, 2024, the Company received a notice from the Nasdaq Listing Qualifications Department stating that, for the prior 30 consecutive business days (through March 6, 2024), the market value of the Company’s listed securities had been below the minimum of $35 million required for continued inclusion on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(2). The Company was provided 180 calendar days, or until September 3, 2024, to regain compliance with the rule. The Company did not regain compliance with the rule during the allotted time period.

Accordingly, on September 10, 2024, the Company received a staff determination letter from the Nasdaq Listing Qualifications Department, stating that unless the Company timely requests a hearing before a Nasdaq Hearings Panel (the “Panel”) to appeal the staff determination, the Company’s securities will be subject to suspension and delisting.

The Company intends to timely request a hearing before the Panel. This hearing request will automatically stay Nasdaq’s delisting of the Company’s common stock and Series Z warrants pending the Panel’s decision. The Company expects that Nasdaq will hold the hearing with the Panel within 45 days of the Company’s request for the hearing, pursuant to the Nasdaq Listing Rules. At or prior to the hearing, the Company intends to present to Nasdaq information demonstrating that it has regained compliance with the continued listing standards under the Nasdaq Listing Rules, or alternatively a plan to regain compliance and a request for an extension of time to effectuate the plan.

Through the deconsolidation of Lucid described above, the Company already has taken steps to regain compliance with the continued listing standard under Nasdaq Listing Rule 5550(b)(1) in lieu of the continued listing standard under Nasdaq Listing Rule 5550(b)(2), and the Company will continue to explore all available options to regain compliance with the continued listing standards under Nasdaq Listing Rules. Notwithstanding the foregoing, there can be no assurance that the Company ultimately will regain compliance with the continued listing standards under the Nasdaq Listing Rules, or that Panel will grant the Company an extension of time to regain compliance, in the event the Company requests such an extension.

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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of September 10, 2024, James L. Cox, M.D., and Joan B. Harvey resigned from the Company’s board of directors. Neither Dr. Cox’s nor Ms. Harvey’s resignation was due to any disagreement with the Company on any matter relating to the registrant’s operations, policies or practices.

Also effective as of September 10, 2024, the Company’s board of directors appointed Sundeep Agrawal, M.D. as a Class B director. The Company has entered into its standard form of indemnification agreement with Dr. Agrawal. In addition, in accordance with the Company’s policy for non-employee director compensation, Dr. Agrawal will receive an initial grant of a stock option with a grant date fair value of $250,000.

Prior to being appointed to the Company’s board of directors, Dr. Agrawal had entered into a strategic advisory agreement with the Company to provide certain M&A advisory services. Such agreement will remain in effect upon Dr. Agrawal joining the board. Pursuant to the agreement, Dr. Agrawal will receive a monthly consulting fee of $3,333. The agreement is terminable by the Company on 10 days’ written notice. Except for the foregoing, Dr. Agrawal has not engaged in any transactions with the Company that are required to be reported pursuant to Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

On September 16, 2024, the Company issued a press release announcing the deconsolidation of Lucid and the staff determination letter from Nasdaq. A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

The information furnished under this Item 7.01, including the exhibit related thereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any disclosure document of the Company, except as shall be expressly set forth by specific reference in such document.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1	Press release.
99.2	Pro forma financial information.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

This report contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this report are forward-looking statements. Forward-looking statements contained in this report may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will”, “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond the Company’s control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those described more fully in the section titled “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and the Company’s other reports filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 16, 2024	PAVMED INC.

	By:	/s/ Dennis McGrath
Dennis McGrath
President and Chief Financial Officer

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